Exhibit 99.1
Oasis Petroleum Inc. Reports Third Quarter 2021 Results, Reiterates 2021 Outlook
Houston, Texas — November 3, 2021 — Oasis Petroleum Inc. (NASDAQ: OAS) (“Oasis” or the “Company”) today announced financial and operating results for the third quarter of 2021. Third quarter results are consistent with the update released on October 26, 2021.
3Q21 Operational and Financial Highlights:
•Produced 51.8 MBoepd in 3Q21 with oil volumes of 31.9 MBopd;
•E&P CapEx was $42MM, greater than 20% below guidance. Oasis reduced its FY21 CapEx guidance on October 26th by 9%, which followed the 7% reduction in August;
•Net cash provided by operating activities was $294MM and net income was $83MM;
•Adjusted EBITDA to Oasis(1) was $116MM and E&P Free Cash Flow(1) was $65MM;
•As of 9/30/2021, pro forma for the Williston Basin Acquisition, Oasis had approximately $92MM of net debt, including approximately $308MM of cash, $400MM of long-term debt and no amounts drawn on its $900MM borrowing base ($450MM of elected commitments);
•Oasis expects to receive an additional $160MM of cash upon closing of the previously announced merger between Oasis Midstream Partners (NASDAQ: OMP) and Crestwood Equity Partners (NYSE: CEQP);
•Oasis increased its fixed dividend 33% to $0.50/share ($2.00/share annualized) on October 26, 2021;
•Continued focus on ESG and sustainability with Oasis publishing its inaugural sustainability report in 3Q21 as well as an ESG-focused investor presentation. Both can be found on the Company's website at www.oasispetroleum.com;
•OMP announced a 3Q21 distribution of $0.56/unit on October 26, 2021;
•Completed acquisition of 95,000 net acres in the Williston Basin from Diamondback Energy on October 21, 2021 (the “Williston Basin Acquisition”) with a final payment of approximately $511MM. The aggregate purchase price of $745MM was adjusted downward for a $75MM deposit paid in 2Q21 as well as free cash flow generated from the effective date of April 1, 2021 to the closing date of October 21, 2021.

(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).

The following table presents select E&P operational and financial data for the third quarter of 2021. E&P metrics are consistent with disclosures in the Company’s investor presentation, which can be found on the Company’s website (www.oasispetroleum.com), and includes further reconciliation to consolidated numbers.

E&P Metric	3Q21 Actual
Production (MBoe/d)	51.8
Production (Mbbl/d)	31.9
Differential to NYMEX WTI ($ per Bbl)	$0.43
Natural gas realization ($ over NYMEX)(1)	$1.48
E&P LOE ($ per Boe)	$9.42
E&P GPT ($ per Boe)(1)	$3.95
E&P Cash G&A ($MM)(1)(2)	$10.5
Production taxes (as a % of oil and gas revenues)	6.5%
E&P & Other CapEx(3)	$42.0
Cash Interest ($MM)(1)	$6.9
Cash taxes ($MM)	$—
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)E&P Cash G&A would have been $8.2MM after adjusting for non-recurring items related to the Williston Basin Acquisition, the Crestwood transaction, and restructuring consulting expenses.
(3)Includes administrative capital and excludes capitalized interest.

Select Operational and Financial Data
The following table presents select operational and financial data for the periods presented:

	3Q21	2Q21	3Q20
Production data:
Crude oil (Bopd)	31,896	34,668	43,748
Natural gas (Mcfpd)	119,448	117,617	130,981
Total production (Boepd)	51,804	54,271	65,578
Percent crude oil	61.6%	63.9%	66.7%
Average sales prices:
Crude oil, without derivative settlements ($ per Bbl)	$70.12	$65.52	$38.52
Differential to NYMEX WTI ($ per Bbl)	0.43	0.61	2.44
Crude oil, with derivative settlements ($ per Bbl)	43.81	47.77	49.16
Crude oil derivative settlements - net cash receipts (payments) ($MM)	(77.2)	(56.0)	42.8
Natural gas, without derivative settlements ($ per Mcf)(1)	6.91	4.53	2.04
Natural gas, with derivative settlements ($ per Mcf)(1)	6.52	4.53	2.04
Natural gas derivative settlements - net cash payments ($MM)	(4.3)	—	—
Selected financial data ($MM):
Revenues:
Crude oil revenues	$205.7	$206.7	$155.1
Natural gas revenues	75.9	48.5	24.5
Purchased oil and gas sales	53.6	81.9	44.2
Midstream revenues	66.7	55.8	47.0
Other services revenues	0.1	0.2	0.3
Total revenues	$402.0	$393.1	$271.1
Net cash provided by operating activities	$294.4	$160.0	$95.0
Non-GAAP financial measures:
Adjusted EBITDA	$155.4	$142.3	$186.7
Adjusted EBITDA attributable to Oasis	116.2	107.0	162.7
E&P Free Cash Flow	65.4	54.8	126.3
Select operating expenses:
Lease operating expenses	$29.3	$34.3	$29.4
Midstream expenses	32.4	23.5	11.1
Other services expenses	—	—	0.3
GPT, including non-cash valuation charges	16.4	20.5	20.3
Non-cash valuation charges	(0.5)	0.7	(0.1)
Purchased oil and gas expenses	53.9	85.5	47.5
Production taxes	18.4	16.2	13.0
Depreciation, depletion and amortization	33.6	39.0	36.0
Impairment	—	—	2.6
Total select operating expenses	$184.0	$219.0	$160.2
___________________
(1)Prices include the value for natural gas and natural gas liquids.

G&A totaled $19.5MM in 3Q21, $49.3MM in 3Q20, and $20.2MM in 2Q21. Amortization of equity-based compensation, which is included in G&A, was $4.3MM, or $0.90 per barrel of oil equivalent (“Boe”), in 3Q21 as compared to $4.8MM, or $0.80 per Boe, in 3Q20 and $4.7MM, or $0.95 per Boe, in 2Q21. E&P Cash G&A (non-GAAP) totaled $10.5MM in 3Q21, $40.4MM in 3Q20, and $10.7MM in 2Q21. E&P Cash G&A was $2.21 per Boe in 3Q21, $6.70 per Boe in 3Q20, and $2.17 per Boe in 2Q21. For a definition of E&P Cash G&A and a reconciliation of G&A to E&P Cash G&A, see “Non-GAAP Financial Measures” below. 3Q21 E&P Cash G&A excludes non-recurring items related to the Williston Basin Acquisition, the Crestwood transaction, and restructuring consulting expenses. Adjusting for these items, E&P Cash G&A would have been

$8.2MM. 4Q21 Guidance excludes expenses related to the Crestwood transaction. E&P Cash G&A also excludes certain non-cash items, including non-cash equity-based compensation expenses included in the E&P segment.
Interest expense was $18.2MM in 3Q21 as compared to $37.4MM in 3Q20 and $22.6MM in 2Q21. Capitalized interest totaled $0.6MM in 3Q21, $1.6MM in 3Q20 and $0.5MM in 2Q21. Cash Interest (non-GAAP) totaled $17.5MM in 3Q21, $34.7MM in 3Q20 and $13.1MM in 2Q21. For a definition of Cash Interest and a reconciliation of interest expense to Cash Interest, see “Non-GAAP Financial Measures” below.
The Company did not record a provision for income tax in 3Q21, resulting in a 0.0% effective tax rate for the quarter. In 2Q21, the Company recorded an income tax expense of $3.7MM, resulting in a 4.3% effective tax rate as a percentage of its pre-tax income for the quarter.
In 3Q21, the Company reported net income of $72.0MM, or $3.46 per diluted share, as compared to a net loss of $55.7MM, or $(0.17) per diluted share, in 3Q20. Excluding certain non-cash items and their tax effect, Adjusted Net Income Attributable to Oasis (non-GAAP) was $65.7MM, or $3.16 per diluted share, in 3Q21, as compared to Adjusted Net Income Attributable to Oasis of $70.7MM, or $0.22 per diluted share, in 3Q20. Adjusted EBITDA (non-GAAP) in 3Q21 was $155.4MM, as compared to Adjusted EBITDA of $186.7MM in 3Q20. For definitions of Adjusted Net Income Attributable to Oasis and Adjusted EBITDA and reconciliations to the most directly comparable financial measures under GAAP, see “Non-GAAP Financial Measures” below.
Capital Expenditures
The following table presents the Company’s total capital expenditures (“CapEx”) by category for the period presented:

	1Q21	2Q21	3Q21	YTD
CapEx ($MM):
E&P	$28.6	$52.4	$41.9	$122.9
Other(1)	0.4	0.6	0.7	1.7
Total CapEx before midstream	29.0	53.0	42.6	124.6
Midstream(2)	0.3	13.4	16.1	29.8
Total CapEx	$29.3	$66.4	$58.7	$154.4
___________________
(1)Includes capitalized interest of $0.6MM and $1.5MM for the three and nine months ended September 30, 2021, respectively.
(2)Midstream CapEx attributable to OMP was $16.1MM and $29.5MM for the three and nine months ended September 30, 2021, respectively.
Balance Sheet and Liquidity
On October 21, 2021, the Company entered into the fifth amendment to its revolving credit agreement (the “Fifth Amendment”). In connection with the Fifth Amendment, the semi-annual redetermination of the Company’s borrowing base was completed which, effective October 21, 2021, increased the borrowing base to $900.0MM and reaffirmed the aggregate lender commitments of $450.0MM.
The following table presents the Company’s key balance sheet statistics and liquidity as of September 30, 2021, and does not include impacts from the closing of the Williston Basin Acquisition or the announced OMP and Crestwood transaction. Debt is calculated in accordance with respective credit facility definitions. The debt held at Oasis and OMP is not cross-collateralized and guarantors under the Oasis credit facility are not responsible for OMP debt.

3Q21 ($MM)	OAS	OMP	Consolidated
Revolving credit facility(1)	$400.0	$450.0	$850.0
Elected commitments	450.0	450.0	900.0
Revolver borrowings	—	210.0	210.0
Senior notes	400.0	450.0	850.0
Total debt	400.0	660.0	1,060.0
Cash (including non-current restricted cash)	818.9	29.7	848.6
Letters of credit	1.3	5.5	6.8
Liquidity	$1,217.6	$264.2	$1,481.8

___________________
(1)The borrowing base under the Oasis credit facility increased to $900.0MM, effective October 21, 2021.

Contact:
Oasis Petroleum Inc.
Danny Brown, Chief Executive Officer
Michael H. Lou, Chief Financial Officer and Executive Vice President
Bob Bakanauskas, Director, Investor Relations
(281) 404-9600
ir@oasispetroleum.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies, objectives and anticipated financial and operating results of the Company, including the Company’s drilling program, production, derivative instruments, capital expenditure levels and other guidance included in this press release, as well as the impact of the novel coronavirus 2019 (“COVID-19”) pandemic on the Company’s operations. These statements are based on certain assumptions made by the Company based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, risks that the proposed merger of OMP and Crestwood may not be consummated or the benefits contemplated therefrom may not be realized, the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of Crestwood to successfully integrate OMP’s operations and employees and realize anticipated synergies and cost savings, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, changes in crude oil and natural gas prices, developments in the global economy, particularly the public health crisis related to the COVID-19 pandemic and the adverse impact thereof on demand for crude oil and natural gas, the outcome of government policies and actions, including actions taken to address the COVID-19 pandemic and to maintain the functioning of national and global economies and markets, the impact of Company actions to protect the health and safety of employees, vendors, customers, and communities, weather and environmental conditions, the timing of planned capital expenditures, availability of acquisitions, the ability to realize the anticipated benefits from the Williston Basin acquisition and Permian Basin divestitures, uncertainties in estimating proved reserves and forecasting production results, operational factors affecting the commencement or maintenance of producing wells, the condition of the capital markets generally, as well as the Company’s ability to access them, the proximity to and capacity of transportation facilities, and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company’s business and other important factors that could cause actual results to differ materially from those projected as described in the Company’s reports filed with the U.S. Securities and Exchange Commission. Additionally, the unprecedented nature of the COVID-19 pandemic and the related decline of the oil and gas exploration and production industry may make it particularly difficult to identify risks or predict the degree to which identified risks will impact the Company’s business and financial condition. Because considerable uncertainty exists with respect to the future pace and extent of a global economic recovery from the effects of the COVID-19 pandemic, the Company cannot predict whether or when crude oil production and economic activities will return to normalized levels.
Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
About Oasis Petroleum Inc.
Oasis Petroleum Inc. is an independent exploration and production company with quality and sustainable long-lived assets in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company's website at www.oasispetroleum.com.

Oasis Petroleum Inc.
Condensed Consolidated Balance Sheets (Unaudited)

	Successor
	September 30, 2021	December 31, 2020

	(In thousands, except share data)
ASSETS
Current assets
Cash and cash equivalents	$448,608	$15,856
Restricted cash	—	4,370
Accounts receivable, net	269,740	206,539
Inventory	28,309	33,929
Prepaid expenses	4,274	9,729
Derivative instruments	—	467
Other current assets	2,326	727
Total current assets	753,257	271,617
Property, plant and equipment
Oil and gas properties (successful efforts method)	733,585	810,328
Other property and equipment	962,174	935,950
Less: accumulated depreciation, depletion and amortization	(112,915)	(17,491)
Total property, plant and equipment, net	1,582,844	1,728,787
Restricted cash – non–current	400,000	—
Assets held for sale, net	—	5,500
Derivative instruments	39,717	—
Long-term inventory	17,510	14,522
Operating right-of-use assets	5,115	6,083
Intangible assets	41,624	43,667
Goodwill	70,534	70,534
Other assets	88,911	18,327
Total assets	$2,999,512	$2,159,037

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$5,522	$3,242
Revenues and production taxes payable	232,217	146,497
Accrued liabilities	129,000	126,284
Accrued interest payable	26,361	980
Derivative instruments	266,337	56,944
Advances from joint interest partners	1,874	2,723
Current operating lease liabilities	1,914	2,607
Other current liabilities	1,859	1,954
Total current liabilities	665,084	341,231
Long-term debt	1,041,895	710,000
Deferred income taxes	984	984
Asset retirement obligations	45,974	46,363
Derivative instruments	142,516	37,614
Operating lease liabilities	1,706	2,362
Other liabilities	8,022	7,744
Total liabilities	1,906,181	1,146,298
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 60,000,000 shares authorized; 20,096,011 shares issued and 19,905,228 shares outstanding at September 30, 2021 and 20,093,017 shares issued and 20,093,017 shares outstanding at December 31, 2020	200	200
Treasury stock, at cost: 190,783 shares at September 30, 2021 and no shares at December 31, 2020	(14,560)	—
Additional paid-in capital	866,992	965,654
Retained earnings (accumulated deficit)	51,810	(49,912)
Oasis share of stockholders’ equity	904,442	915,942
Non-controlling interests	188,889	96,797
Total stockholders’ equity	1,093,331	1,012,739
Total liabilities and stockholders’ equity	$2,999,512	$2,159,037

Oasis Petroleum Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except share data)

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Revenues
Oil and gas revenues	$281,636	$179,577	$782,324	$512,535
Purchased oil and gas sales	53,570	44,194	183,885	167,824
Midstream revenues	66,712	46,979	183,807	138,164
Other services revenues	121	309	542	6,686
Total revenues	402,039	271,059	1,150,558	825,209
Operating expenses
Lease operating expenses	29,307	29,353	98,888	108,730
Midstream expenses	32,396	11,110	83,841	32,355
Other services expenses	26	308	47	5,968
Gathering, processing and transportation expenses	16,400	20,328	52,596	73,557
Purchased oil and gas expenses	53,880	47,549	187,745	165,932
Production taxes	18,445	13,039	50,933	39,129
Depreciation, depletion and amortization	33,623	36,000	112,581	272,885
Exploration expenses	263	725	1,936	3,061
Rig termination	—	1,017	—	1,279
Impairment	—	2,578	5	4,828,575
General and administrative expenses	19,514	49,251	60,461	117,868
Litigation settlement	—	22,750	—	22,750
Total operating expenses	203,854	234,008	649,033	5,672,089
Gain on sale of properties	5,405	1,473	228,473	11,652
Operating income (loss)	203,590	38,524	729,998	(4,835,228)
Other income (expense)
Net gain (loss) on derivative instruments	(101,790)	(5,071)	(550,342)	243,064
Interest expense, net of capitalized interest	(18,153)	(37,389)	(49,421)	(177,534)
Gain (loss) on extinguishment of debt	—	(20)	—	83,867
Reorganization items, net	—	(49,758)	—	(49,758)
Other income (expense)	(315)	1,473	(859)	2,373
Total other income (expense), net	(120,258)	(90,765)	(600,622)	102,012
Income (loss) before income taxes	83,332	(52,241)	129,376	(4,733,216)
Income tax benefit	—	5,144	—	262,495
Net income (loss) including non-controlling interests	83,332	(47,097)	129,376	(4,470,721)
Less: Net income (loss) attributable to non-controlling interests	11,382	8,602	27,654	(11,218)
Net income (loss) attributable to Oasis	$71,950	$(55,699)	$101,722	$(4,459,503)
Earnings (loss) attributable to Oasis per share:
Basic	$3.63	$(0.17)	$5.11	$(14.05)
Diluted	3.46	(0.17)	4.96	(14.05)
Weighted average shares outstanding:
Basic	19,812	318,287	19,905	317,365
Diluted	20,786	318,287	20,508	317,365

Oasis Petroleum Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Successor	Predecessor
	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

	(In thousands)
Cash flows from operating activities:
Net income (loss) including non-controlling interests	$129,376	$(4,470,721)
Adjustments to reconcile net income (loss) including non-controlling interests to net cash provided by operating activities:
Depreciation, depletion and amortization	112,581	272,885
Gain on extinguishment of debt	—	(83,867)
Gain on sale of properties	(228,473)	(11,652)
Impairment	5	4,828,575
Deferred income taxes	—	(262,459)
Derivative instruments	550,342	(243,064)
Equity-based compensation expenses	11,187	16,531
Non-cash reorganization items, net	—	49,758
Deferred financing costs amortization and other	18,811	19,041
Working capital and other changes:
Change in accounts receivable, net	(65,324)	168,749
Change in inventory	2,408	(6,206)
Change in prepaid expenses	4,509	(6,107)
Change in accounts payable, interest payable and accrued liabilities	118,942	(112,479)
Change in other assets and liabilities, net	(9,618)	(4,079)
Net cash provided by operating activities	644,746	154,905
Cash flows from investing activities:
Capital expenditures	(143,201)	(291,776)
Acquisition deposit	(74,500)	—
Proceeds from sale of properties	373,892	15,188
Costs related to sale of properties	(2,785)	—
Derivative settlements	(160,018)	224,223
Derivative modification	(82,419)	—
Net cash used in investing activities	(89,031)	(52,365)
Cash flows from financing activities:
Proceeds from revolving credit facilities	384,500	967,189
Principal payments on revolving credit facilities	(884,500)	(914,549)
Repurchase of senior unsecured notes	—	(68,060)
Proceeds from issuance of senior unsecured notes	850,000	—
Deferred financing costs	(20,480)	(172)
Proceeds from issuance of OMP common units, net of offering costs	86,592	—
Common control transaction costs	(5,453)	—
Purchases of treasury stock	(14,560)	(2,651)
Dividends paid	(102,123)	—
Distributions to non-controlling interests	(20,443)	(18,062)
Payments on finance lease liabilities	(1,107)	(1,989)
Proceeds from warrants exercised	241	—
Net cash provided by (used in) financing activities	272,667	(38,294)
Increase in cash, cash equivalents and restricted cash	828,382	64,246
Cash, cash equivalents and restricted cash:
Beginning of period	20,226	20,019
End of period	$848,608	$84,265
Supplemental non-cash transactions:
Change in accrued capital expenditures	$13,014	$(81,939)
Change in asset retirement obligations	(389)	2,860
Note receivable from divestiture	2,900	—
Contingent consideration from Permian Basin Sale	32,860	—

Non-GAAP Financial Measures
E&P Adjusted Gas Revenue
E&P Adjusted Gas Revenue is defined as total natural gas revenues less benefits from the Company’s midstream business segment related to natural gas gathering and processing services recorded to consolidated gathering, processing and transportation (“GPT”) expenses. E&P Adjusted Gas Revenue is not a measure of natural gas revenues as determined by GAAP. The Company believes that the presentation of E&P Adjusted Gas Revenue provides useful additional information to investors and analysts to evaluate the natural gas revenues derived from our E&P business. This non-GAAP financial measure is intended to provide investors and analysts an indication of the natural gas revenues the Company would receive if our natural gas volumes were serviced by a third party midstream operator.
The following table presents a reconciliation of the GAAP financial measure of natural gas revenues to the non-GAAP financial measure of E&P Adjusted Gas Revenue for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Natural gas and NGL revenues	$75,905	$24,525	$184,046	$63,631
Intercompany impacts from midstream segment	(11,773)	(9,710)	(32,869)	(26,579)
E&P Adjusted Gas Revenue	$64,132	$14,815	$151,177	$37,052
Cash GPT and E&P GPT Reconciliation
Cash GPT is defined as total GPT less non-cash valuation charges on pipeline imbalances. E&P GPT is defined as Cash GPT less the benefits from the Company’s midstream business segment related to crude oil gathering and transportation services. Cash GPT and E&P GPT are not measures of GPT as determined by GAAP. Management believes that the presentation of Cash GPT and E&P GPT provide useful additional information to investors and analysts to assess the cash costs incurred to get the Company’s commodities to market without regard for certain benefits of its midstream business segment, as well as the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measures of Cash GPT and E&P GPT for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

GPT	$16,400	$20,328	$52,596	$73,557
Pipeline imbalances	547	90	1,656	(1,377)
Cash GPT	$16,947	$20,418	$54,252	$72,180
Intercompany impacts from midstream segment	1,856	1,965	5,455	5,761
E&P GPT	$18,803	$22,383	$59,707	$77,941

E&P Cash G&A Reconciliation
E&P Cash G&A is defined as general and administrative (“G&A”) expenses less non-cash equity-based compensation expenses, other non-cash charges and G&A expenses attributable to the Company’s midstream business segment. E&P Cash

G&A is not a measure of G&A as determined by GAAP. Management believes that the presentation of E&P Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to equity-based compensation programs, which can vary substantially from company to company, and the G&A costs associated with the Company’s midstream business segment.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of E&P Cash G&A for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

General and administrative expenses	$19,514	$49,251	$60,461	$117,868
Equity-based compensation expenses	(4,287)	(4,502)	(11,187)	(15,861)
G&A expenses attributable to midstream segment	(3,670)	(5,317)	(12,709)	(17,128)
Other non-cash adjustments	(1,025)	983	(675)	560
E&P Cash G&A	$10,532	$40,415	$35,890	$85,439

Cash Interest and E&P Cash Interest Reconciliation
Cash Interest is defined as interest expense plus capitalized interest less amortization and write-offs of deferred financing costs and debt discounts included in interest expense, and E&P Cash Interest is defined as total Cash Interest less Cash Interest attributable to OMP. Cash Interest and E&P Cash Interest are not measures of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest and E&P Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its E&P activities, excluding non-cash amortization, and its ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measures of Cash Interest and E&P Cash Interest for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020(1)	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020(1)

Interest expense	$18,153	$37,389	$49,421	$177,534
Capitalized interest	578	1,572	1,539	5,635
Amortization of deferred financing costs(2)	(1,216)	(1,443)	(14,677)	(7,590)
Amortization of debt discount	—	(2,782)	—	(8,317)
Cash Interest	17,515	34,736	36,283	167,262
Cash Interest attributable to OMP	(10,606)	(2,481)	(24,091)	(37,694)
E&P Cash Interest	$6,909	$32,255	$12,192	$129,568
__________________
(1)For the nine months ended September 30, 2020, interest expense, Cash Interest and E&P Cash Interest include a specified default interest charge of $30.3MM related to the Predecessor credit facility. For the nine months ended September 30, 2020, interest expense, Cash Interest and Cash Interest attributable to OMP include a specified default interest charge of $28.0MM related to the OMP credit facility. These specified default interest charges were waived upon the Company’s emergence from bankruptcy in November 2020.
(2)The nine months ended September 30, 2021 includes bridge facility fees of $7.8MM which were expensed as incurred.
Adjusted EBITDA and Adjusted EBITDA attributable to Oasis Reconciliation
Adjusted EBITDA is defined as earnings (loss) before interest expense, income taxes, depreciation, depletion, amortization, exploration expenses and other similar non-cash or non-recurring charges. Adjusted EBITDA attributable to Oasis is defined as Adjusted EBITDA less Adjusted EBITDA attributable to OMP, plus distributions from OMP for Oasis’s ownership of OMP limited partner units and, prior to the Midstream Simplification, Adjusted EBITDA attributable to Oasis’s retained interests in

Bobcat DevCo and Beartooth DevCo (the “DevCo Interests”) and distributions from OMP GP related to OMP’s incentive distribution rights.
Adjusted EBITDA and Adjusted EBITDA attributable to Oasis are not measures of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted EBITDA attributable to Oasis provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, ability to generate cash from its business operations without regard to its financing methods or capital structure and, with respect to Adjusted EBITDA attributable to Oasis, the Company’s ability to maintain compliance with its debt covenants under the Oasis credit facility.

The following table presents reconciliations of the GAAP financial measures of net income (loss) including non-controlling interests and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted EBITDA attributable to Oasis for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Net income (loss) including non-controlling interests	$83,332	$(47,097)	$129,376	$(4,470,721)
Gain on sale of properties	(5,405)	(1,473)	(228,473)	(11,652)
(Gain) loss on extinguishment of debt	—	20	—	(83,867)
Net (gain) loss on derivative instruments	101,790	5,071	550,342	(243,064)
Derivative settlements	(81,443)	80,154	(160,018)	224,223
Interest expense, net of capitalized interest(1)	18,153	37,389	49,421	177,534
Depreciation, depletion and amortization	33,623	36,000	112,581	272,885
Impairment	—	2,578	5	4,828,575
Rig termination	—	1,017	—	1,279
Exploration expenses	263	725	1,936	3,061
Equity-based compensation expenses	4,287	4,834	11,187	16,531
Litigation settlement	—	22,750	—	22,750
Reorganization items, net	—	49,758	—	49,758
Income tax benefit	—	(5,144)	—	(262,495)
Other non-cash adjustments	816	104	164	3,114
Adjusted EBITDA	155,416	186,686	466,521	527,911
Adjusted EBITDA attributable to OMP	(58,178)	(57,106)	(170,456)	(170,054)
Adjusted EBITDA attributable to DevCo Interests	—	19,808	—	60,553
Cash distributions from OMP to Oasis	18,954	13,266	52,828	39,774
Adjusted EBITDA attributable to Oasis	$116,192	$162,654	$348,893	$458,184

Net cash provided by operating activities	$294,383	$95,010	$644,746	$154,905
Derivative settlements	(81,443)	80,154	(160,018)	224,223
Interest expense, net of capitalized interest(1)	18,153	37,389	49,421	177,534
Rig termination	—	1,017	—	1,279
Exploration expenses	263	725	1,936	3,061
Deferred financing costs amortization and other	(2,523)	(2,286)	(18,811)	(19,041)
Current tax benefit	—	—	—	(36)
Changes in working capital	(74,233)	(48,177)	(50,917)	(39,878)
Litigation settlement	—	22,750	—	22,750
Other non-cash adjustments	816	104	164	3,114
Adjusted EBITDA	155,416	186,686	466,521	527,911
Adjusted EBITDA attributable to OMP	(58,178)	(57,106)	(170,456)	(170,054)
Adjusted EBITDA attributable to DevCo Interests	—	19,808	—	60,553
Cash distributions from OMP to Oasis	18,954	13,266	52,828	39,774
Adjusted EBITDA attributable to Oasis	$116,192	$162,654	$348,893	$458,184
_________________
(1)For the nine months ended September 30, 2020, the Company incurred specified default interest charges of $30.3MM related to the Predecessor credit facility and $28.0MM related to the OMP credit facility. These specified default interest charges were waived upon the Company’s emergence from bankruptcy in November 2020.

E&P Adjusted EBITDA and E&P Free Cash Flow Reconciliations
The Company defines E&P Free Cash Flow as Adjusted EBITDA from its E&P segment plus distributions to Oasis for its ownership of OMP, less E&P Cash Interest, capital expenditures for E&P and other, excluding capitalized interest. E&P Free Cash Flow is not a measure of net income (loss) or cash flows as determined by GAAP. Management believes that the presentation of E&P Free Cash Flow provides useful additional information to investors and analysts for assessing the financial performance of its E&P business as compared to its peers and its ability to generate cash from its E&P operations and midstream ownership interests after interest and capital spending. In addition, E&P Free Cash Flow excludes changes in operating assets and liabilities that relate to the timing of cash receipts and disbursements, which the Company may not control, and changes in operating assets and liabilities may not relate to the period in which the operating activities occurred.
The following table presents a reconciliation of the GAAP financial measure of income (loss) before income taxes including non-controlling interests from the Company’s E&P segment to the non-GAAP financial measures of E&P Adjusted EBITDA and E&P Free Cash Flow for the periods presented (in thousands):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Income (loss) before income taxes including non-controlling interests	$44,040	$(96,556)	$18,910	$(4,726,179)
Gain on sale of properties	(5,399)	(1,473)	(233,502)	(11,652)
(Gain) loss on extinguishment of debt	—	20	—	(83,867)
Net (gain) loss on derivative instruments	101,790	5,071	550,342	(243,064)
Derivative settlements	(81,443)	80,154	(160,018)	224,223
Interest expense, net of capitalized interest(1)	7,156	34,636	23,445	139,338
Depreciation, depletion and amortization	23,974	31,175	83,976	255,505
Impairment	—	992	3	4,717,306
Exploration expenses	263	463	1,936	3,061
Rig termination	—	1,279	—	1,279
Equity-based compensation	4,144	4,502	10,518	15,909
Litigation settlement	—	22,750	—	22,750
Reorganization items, net	—	49,758	—	49,758
Other non-cash adjustments	816	104	185	3,114
E&P Adjusted EBITDA	95,341	132,875	295,795	367,481
Distributions to Oasis from OMP and DevCo Interests(2)	18,954	33,070	52,828	100,320
E&P Cash Interest(1)	(6,909)	(32,255)	(12,192)	(129,568)
E&P and other capital expenditures	(42,551)	(10,223)	(124,575)	(202,507)
Midstream capital expenditures attributable to DevCo Interests(2)	—	1,246	—	(6,467)
Capitalized interest	578	1,572	1,539	5,635
E&P Free Cash Flow	$65,413	$126,285	$213,395	$134,894
___________________
(1)For the nine months ended September 30, 2020, the Company incurred a specified default interest charge of $30.3MM related to the Predecessor credit facility. This specified default interest charge was waived upon the Company’s emergence from bankruptcy in November 2020.
(2)The Company sold its remaining ownership interests in Bobcat DevCo and Beartooth DevCo to OMP in the first quarter of 2021. The effective date of the sale was January 1, 2021.

Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share Reconciliations
Adjusted Net Income (Loss) Attributable to Oasis and Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income (Loss) Attributable to Oasis as net income (loss) after adjusting first for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, impairment, and other similar non-cash charges, or non-recurring items, (2) the impact of net income (loss) attributable to non-controlling interests and (3) the non-cash and non-recurring items’ impact on taxes based on the Company’s effective tax rate applicable to those adjusting items in the same period. Adjusted Net Income (Loss) Attributable to Oasis is not a measure of net income (loss) as determined by GAAP. The Company defines Adjusted Diluted Earnings (Loss) Attributable to Oasis Per Share as Adjusted Net Income (Loss) Attributable to Oasis divided by diluted weighted average shares outstanding.
The following table presents reconciliations of the GAAP financial measure of net income (loss) attributable to Oasis to the non-GAAP financial measure of Adjusted Net Income (Loss) Attributable to Oasis and the GAAP financial measure of diluted earnings (loss) attributable to Oasis per share to the non-GAAP financial measure of Adjusted Diluted Earnings Attributable to Oasis Per Share for the periods presented (in thousands, except per share data):

	Successor	Predecessor	Successor	Predecessor
	Three Months Ended September 30, 2021	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2021	Nine Months Ended September 30, 2020

Net income (loss) attributable to Oasis	$71,950	$(55,699)	$101,722	$(4,459,503)
Gain on sale of properties	(5,405)	(1,473)	(228,473)	(11,652)
(Gain) loss on extinguishment of debt	—	20	—	(83,867)
Net (gain) loss on derivative instruments	101,790	5,071	550,342	(243,064)
Derivative settlements	(81,443)	80,154	(160,018)	224,223
Impairment(1)	—	2,105	5	4,801,909
Additional interest charges(2)	—	—	—	58,300
Amortization of deferred financing costs(3)	1,072	1,354	14,100	7,325
Amortization of debt discount	—	2,782	—	8,317
Non-cash reorganization items, net	—	49,758	—	49,758
Litigation settlement	—	22,750	—	22,750
Other non-cash adjustments	816	104	164	3,114
Tax impact(4)	(4,177)	(42,183)	(39,767)	(1,146,636)
Other tax adjustments(5)	(18,857)	5,945	(29,585)	856,381
Adjusted Net Income Attributable to Oasis	$65,746	$70,688	$208,490	$87,355

Diluted earnings (loss) attributable to Oasis per share	$3.46	$(0.17)	$4.96	$(14.05)
Gain on sale of properties	(0.26)	—	(11.14)	(0.04)
Gain on extinguishment of debt	—	—	—	(0.26)
Net (gain) loss on derivative instruments	4.90	0.02	26.84	(0.76)
Derivative settlements	(3.92)	0.25	(7.80)	0.70
Impairment(1)	—	0.01	—	15.10
Additional interest charges(2)	—	—	—	0.18
Amortization of deferred financing costs(3)	0.05	—	0.69	0.02
Amortization of debt discount	—	0.01	—	0.03
Non-cash reorganization items, net	—	0.16	—	0.16
Litigation settlement	—	0.07	—	0.07
Other non-cash adjustments	0.04	—	—	0.01
Tax impact(4)	(0.20)	(0.15)	(1.94)	(3.61)
Other tax adjustments(5)	(0.91)	0.02	(1.44)	2.69
Impact of diluted shares(6)	—	—	—	0.03
Adjusted Diluted Earnings Attributable to Oasis Per Share	$3.16	$0.22	$10.17	$0.27

Diluted weighted average shares outstanding(6)	20,786	318,493	20,508	318,109

Effective tax rate applicable to adjustment items(4)	24.8%	25.9%	22.6%	23.7%
___________________
(1)For the three and nine months ended September 30, 2020, OMP recorded an impairment expense of $1.5MM and $103.4MM, respectively, which is included in the Company’s unaudited condensed consolidated financial statements. OMP impairment expense attributable to non-controlling interests of $0.5MM and $26.7MM is excluded from impairment expense in the table above for the three and nine months ended September 30, 2020, respectively.
(2)For the nine months ended September 30, 2020, the Company incurred specified default interest charges of $30.3MM related to the Predecessor credit facility and $28.0MM related to the OMP credit facility. These specified default interest charges were waived upon the Company’s emergence from bankruptcy in November 2020.
(3)Excludes amortization of deferred financing costs attributable to non-controlling interests of $0.1MM and $0.6MM for the three and nine months ended September 30, 2021, respectively, and $0.1MM and $0.3MM for the three and nine months ended September 30, 2020, respectively.
(4)The tax impact is computed utilizing the Company’s effective tax rate applicable to the adjustments for certain non-cash and non-recurring items.
(5)Other tax adjustments relate to the deferred tax asset valuation allowance, which is adjusted to reflect the tax impact of the other adjustments using an assumed effective tax rate that excludes its impact.
(6)For the three and nine months ended September 30, 2020, we included the dilutive effect of unvested stock awards of 206,000 and 744,000, respectively, in computing Adjusted Diluted Earnings Attributable to Oasis Per Share, which were excluded from the GAAP calculation of diluted loss attributable to Oasis per share due to the anti-dilutive effect.